UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

August 1, 2006

(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12338	63-1097283
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

(205) 970-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On August 1, 2006, the District Court of Travis County, Texas entered the Order Appointing Liquidator and Permanent Injunction (the “Texas Order”) appointing the Texas Commissioner of Insurance (the “Commissioner”) as Liquidator of the following Texas-domiciled insurance subsidiaries of Vesta Insurance Group, Inc. (“Vesta”):

•	Vesta Fire Insurance Corporation;

•	The Shelby Insurance Company;

•	Shelby Casualty Insurance Corporation;

•	Texas Select Lloyds Insurance Company; and

•	Select Insurance Services, Inc.,

and enjoining these subsidiaries and other specified parties from certain activities with respect to each subsidiary’s business and property. The Texas Order also continues the rehabilitation of Vesta Insurance Corporation (together with the subsidiaries listed above, the “Texas Subsidiaries”) and the Commissioner’s appointment as Rehabilitator for that entity pursuant to the Agreed Order Appointing Rehabilitator and Permanent Injunction entered on June 28, 2006 (the “Rehabilitation Order”). The Texas Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Texas Order, title to the assets of the Texas Subsidiaries is vested in the Rehabilitator or Liquidator, as applicable, who is authorized to, among other things, control the Texas Subsidiaries’ property, conduct their business, administer their operations and exercise all power and authority under applicable Texas law. The Texas Order further enjoins (i) the Texas Subsidiaries and their agents (including Vesta) from conducting the Texas Subsidiaries’ business, except as authorized by the Rehabilitator or Liquidator, as applicable; (ii) financial institutions or depositories from taking any action in connection with the Texas Subsidiaries’ property, except as directed by the Rehabilitator or Liquidator, as applicable; and (iii) all claimants or creditors from asserting claims or causes of action against the Texas Subsidiaries, except as permitted by Texas law.

The Texas Order also continues the automatic stay with respect to actions against the Texas Subsidiaries or their property, as well as the 90-day automatic stay from the entry of the Rehabilitation Order with respect to actions against persons insured by the Texas Subsidiaries.

As previously disclosed, the Texas Order may constitute an Event of Default pursuant to each of (i) Section 5.1(7) of the Indenture, dated as of July 19, 1995, between Vesta and SouthTrust Bank of Alabama, National Association, as trustee, and the Supplemental Indenture thereto, also dated as of July 19, 1995, governing Vesta’s 8 3/4% Senior Debentures due 2025 (the “1995 Indenture”) or (ii) Section 5.01(e) of the Indenture, dated as of January 31, 1997 (as heretofore amended and supplemented, the “1997 Indenture”) and under the Amended & Restated Declaration of Trust, dated January 31, 1997 (as heretofore amended and supplemented, the “Trust Agreement”) among Vesta and Wilmington Trust Company, as trustee, relating to the Capital Securities issued by Vesta Capital Trust I and the 8.525% Junior Subordinated Deferrable Interest Debentures issued by Vesta.

The 1995 Indenture is filed as exhibits to Vesta’s Form 10-K for the year ended December 31, 1995, filed on March 28, 1996 (File No. 1-12338). The 1997 Indenture, along with the related Trust Agreement, is filed as exhibits to Vesta’s Form 10-Q for the period ended March 31, 1997, filed on May 13, 1997.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Order Appointing Liquidator and Permanent Injunction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 1, 2006.

VESTA INSURANCE GROUP, INC.

By:	/s/ Donald W. Thornton
Its:	Senior Vice President — General Counsel and Secretary